SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          AUGUST 13, 1997
                                                       ---------------------

                         THE AMERICAN ENERGY GROUP, LTD.
             (Exact name of registrant as specified in its charter)

           NEVADA                     0-26402                87-0448843
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)

          P.O. BOX 489, SIMONTON, TEXAS                  77476
     (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code     (281) 346-2652

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                                    FORM 8-K

                         THE AMERICAN ENERGY GROUP, LTD.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

      Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      On June 1, 1997, The American Energy Group, Ltd. acquired oil and gas properties totaling approximately 1,400 acres located in the Blue Ridge, Boling, and Manvel Fields, Fort Bend County, Texas. The acquisition included 82 producing and non-producing wells and all associated production equipment on the properties. The purchase price was $1,000,000 payable in a combination of cash and production payments over a maximum of four years.

      The Company paid $75,000 as down payment, and executed a Note for $925,000. Under the terms of the purchase, the Company is committed to pay a minimum of $250,000 per year for the next four years, or until a total of $1,000,000 has been paid, whichever occurs first, through a combination of payments of $10,000 for each new drillsite that is drilled and payments to the seller in the form of an overriding royalty interest from gross production. The Company has commenced its program to drill new wells on the properties acquired and to rework some of the previously existing wells.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

      Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

      Not Applicable.

ITEM 5.  OTHER EVENTS.

Bonus Trade AG and a consortium of European investors have completed the funding of a $5,000,000 investment commitment originally announced by the Company on March 20, 1997, and has increased that funding to a total investment of $9,883,000, which includes the partial funding of $2,600,000 announced by the Company on May 16, 1997. The Company has issued a total of 10,602,450 shares of Common Stock in conjunction with this funding. Under the terms of the investment agreements, as modified, the funds were allocated entirely to the acquisition of Common Stock, however, certain shares of this investment also carried Warrants totaling 8,275,000 for the acquisition of additional Common Stock of the Company. These Warrants are exerciseable at a price of $1.50 per share through February 12, 1998, and at a price of $3.00 through the subsequent eighteen (18) month period ending August 12, 1999. As of the filing of this report no Warrants have been exercised.

Further, Bonus Trade AG, which holds 3,408,000 shares of the Common Stock acquired, has agreed to refrain from selling its holdings for a period of one year. Should the market price of the Common Stock reach $7.50 per share, this restriction becomes nonapplicable. Likewise, the Officers, Directors, and largest individual shareholder of the Company, who collectively hold 4,892,335 shares of Common (assuming conversion of their Convertible Preferred into Common Stock), have agreed to refrain from selling their shares under these same terms.

On July 30,1997, the Company filed a lawsuit in U.S. District Court in Houston, Texas, charging that specific individuals and companies had conspired to manipulate stock of the Company which is believed to have been fraudulently obtained prior to the formation of The American Energy Group, Ltd. in 1994. The Company is seeking an injunction to bar trading in the subject shares until the Court rules on their authenticity. It is estimated that between 1,500,000 and 2,500,000 shares of exsiting Common Stock could be affected by the outcome of this litigation. At this time, it is not anticipated that litigation costs incurred by the Company will adversely affect ongoing Company operations.

The Company has completed acquisition, processing, and interpretation of newly acquired seismic data on its Pakistan Concession for which it expended in excess of $900,000. In addition, the Company has escrowed $1,650,000, an amount equal to the estimated costs of the first well, into its bank account in Islamabad, for use in making advance deposits for drilling, service providers, and necessary supplies.


ITEM 6. RESIGNATIONS OF REGISTRANTS DIRECTORS.

      Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      Not Applicable

ITEM 8.  CHANGE IN FISCAL YEAR.

      Not Applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE AMERICAN ENERGY GROUP, LTD.
                                       (Registrant)

Date: AUGUST 13, 1997                  BY: /s/ BRADLEY J. SIMMONS
                                       Bradley J. Simmons, President